<Stamped:
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 24 1998
No. C-16018-98
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE>

                              ARTICLES OF MERGER
                                SONTECH, INC.


     These Articles of Merger for SONTECH, INC. are hereby respectively submitted for filing by the Nevada Secretary of State as required under Sections 78.458 and 78.461 of the State of Nevada Domestic and Foreign Corporation Laws and Section 16-10a-1105 of the Utah Revised Business Corporation Act.

                                  WITNESSETH

WHEREAS, a Merger Agreement was entered into on July 8, 1998 by the following:
     Constituent Corporation: SON-TECH., a Utah Corporation
     Surviving Corporation: SONTECH, INC., a Nevada Corporation
         (Wholly owned Subsidiary of SON-TECH, INC.) and,

WHEREAS, the Merger Agreement was adopted by the Board of Directors of SON-TECH, INC., Utah Corporation and SONTECH, INC., Nevada Corporation, on July 8, 1998; and,

WHEREAS, approval of the merger Agreement was required by both the Shareholders of SON-TECH, INC., and SONTECH, INC.. Notice to the Shareholders was mailed on July 8, 1998, for meetings held on July 22, 1998 for both corporations.

     SON-TECH, INC., a Utah Corporation (Constituent)
     -------------------------------------------------
     (A) One class of Stock - Common Stock
         Authorized 50,000,000 Shares @ ($0.01 par value) Issued and Outstanding - 18,953,340
         Number of Shares represented at meeting -18,185,436 Number of Shares voted for approval - 18,184,586 Number of Shares voted against - 850

     SONTECH, INC., Nevada Corporation (Survivor)
     ----------------------------------------------
     (B) Two Classes of Stock.
         Common Stock - Authorized 200,000,000 Shares ($0,001 par value) Issued and outstanding - 1,000 Shares
         Preferred Stock - Authorized 50,000,000 (no par value)
         Issued and outstanding - None
         Number of Shares represented at meeting - 1,000
         Number of Shares voted for approval - 1,000
         Number of Shares voted against - None
         Shareholders unanimously approved Merger Agreement.

WHEREAS, the Boards of Directors of SONTECH, INC. and SON-TECH, INC. have resolved that SON-TECH, INC. be merged under and pursuant to the laws of the States of Utah and Nevada into a single corporation existing under the laws of the State of Nevada, to wit: SONTECH, INC., which shall be the surviving corporation (the

"Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue code of 1986, as amended, and qualifying as an exempt transaction in accordance with Rules 145(a)(2) and 145(a)(3) to the Securities Act of 1933, as amended.

NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree in accordance with the laws of the States of Utah and Nevada, and that SON-TECH, INC. shall be, at the Effective Date (as hereinafter defined), merged (hereinafter called "Merger") into a single Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

     1. Stockholders' Meetings; Filings; Effects of Merger
        1.1. SON-TECH, INC. Stockholders, Meeting. SON-TECH, INC. called a meeting of its stockholders to be held on July 22, 1998 in accordance with the laws of the State of Utah, upon due notice mailed on July 8, 1998 to its stockholders to consider and vote upon, among other matters, adoption of this Agreement.
        1.2. Action by SON-TECH, INC. as Sole Stockholder of SONTECH, INC. On or before July 22, 1998, SON-TECH, INC., as the sole stockholder of SONTECH, INC. adopted this Agreement in accordance with the laws of the State of Utah and Nevada.
        1.3. Filing of Certificate of Merger; Effective Date. This Agreement was adopted by the stockholders of SON-TECH, INC. in accordance with the laws of the State of Utah, (b) this Agreement was adopted by SON-TECH, INC. as the sole stockholder of SONTECH, INC. in accordance with the laws of the State of Utah and Nevada, and (c) this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then the Merger Agreement shall be filed and recorded in accordance with the laws of the State of Nevada and the State of Utah. Such filings, if practicable, shall be made on the same day. The Merger shall become effective at 9:00 A.M. on the calendar day following the day of such filing in Nevada, which date and time are herein referred to as the "Effective Date."
        1.4. Certain Effects of Merger. on the Effective Date, the separate existence of SON-TECH, INC. shall cease, and SON-TECH, INC. shall be merged into SONTECH, INC. which, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of SONTECH, INC.; and all and singular, the rights, privileges, powers, and franchises of SON-TECH, INC. and all property, real, personal, and mixed, and all debts due to SON-TECH, INC. on whatever account, as well as for stock subscriptions and all other things in action or belonging to SON-TECH, INC., shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of SON-TECH, INC., and the title to any real estate vested by deed or otherwise, under the laws of Utah or Nevada or any other jurisdictions, in SON-TECH, INC. shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of SON-TECH, INC. shall be preserved unimpaired, and all debts, liabilities, and duties of SON-TECH, INC. shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of SONTECH, INC. or the corresponding officers of the Surviving Corporation, may in the name of SON-TECH, INC., execute and deliver all such property deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deed necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all SON-TECH, INC.'s property, right, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

     2. Name of Surviving Corporation; Certificate of Incorporation; By-Laws
        2.1. Name of Surviving Corporation. The name of SONTECH, INC. shall be the Surviving Corporation, from and after the Effective Date.
        2.2. Certificate of Incorporation. The Certificate of Incorporation of SONTECH, INC. as in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.
        2.3. By-Laws. The By-Laws of SONTECH, INC. immediately before the Effective Date, shall from and after the Effective Date be, and continue to be, the By-Laws of the Surviving Corporation until amended as provided therein.

     3. Status and Conversion of Securities
        The manner and basis of converting the shares of the capital stock of SON-TECH, INC. and the nature and amount of securities of SONTECH, INC. which the holders of shares of SONTECH, INC. Common Stock are to receive in exchange for such shares are as follows:
        3.1. SON-TECH. INC. Common Stock. Every two(2) shares of SON-TECH, INC. Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of SONTECH, INC. Common Stock, and outstanding certificates representing shares of SON-TECH, INC. Common Stock shall thereafter represent shares of SONTECH, INC. Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger becomes effective for new certificates for the appropriate number of shares bearing the name of the Surviving Corporation.

The exchange of SONTECH, INC. Common Stock for SON-TECH, INC. Common Stock shall be effectuated pursuant to Rules 145(a)(2) and 145(a)(3) to the Securities Act of 1933, a amended.
       3.2. SONTECH, INC. Common Stock Held by SON-TECH INC. All issued and outstanding shares of SONTECH, INC. Common Stock held by SON-TECH, INC. immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and certificates representing such shares shall be canceled and voided.
       3.3. Directors and officers Elected for SONTECH, INC. The Directors and officers for the Surviving Corporation are as follows:

          J. Arthur Wright            Director/President
          Wolfgang Hoehler            Director/Vice President
          Oren L. Smith               Director/Secretary-Treasurer

     4. Miscellaneous.
       4.1. This Merger Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Merger Agreement by the shareholders of SON-TECH, INC., if the Board of Directors of SON-TECH, INC. or of the Surviving Corporation duly adopt a resolution abandoning this Merger Agreement.
       4.2. For the convenience of the parties hereto and to facilitate the filing of this Merger Agreement, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.


IN WITNESS WHEREOF, these Articles of merger have been executed by SON-TECH, INC. and SONTECH, INC..


ATTEST:                                 SON-TECH,INC
/s/ G. O'Brien Garrett            By:/s/ David H. Timms
Secretary                               President


ATTEST:                                 SONTECH, INC.
/s/ G. O'Brien Garrett            By:/s/ David H. Timms
Secretary                               President

STATE OF Utah             )
                          ) ss.
COUNTY OF Salt Lake       )

      On July 22nd, 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared David H. Timms, personally known to me (or proved to me on the basis of satisfactory evidence) to be the President of the corporation that executed the within instrument, SON-TECH, INC. and also known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

       WITNESS my hand and official seal.

<Stamped:
JOELL B. PSALTO                          /s/ Joell Psalto
NOTARY PUBLC - STATE of UTAH             ---------------------
711 SOUTH STATE STREET                    Notary Public
SALT LAKE CITY UT 84111                   State of Utan
COMM. EXP. 12-18-1999>
                                          My commission expires. 12/18/99


STATE OF  Utah           )
                         ) ss.
COUNTY OF Salt Lake      )

 On July 22nd, 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared David H. Timms, personally known to me (or proved to me on the basis of satisfactory evidence) to be the President of the corporation that executed the within instrument, SONTECH, INC., and also known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

    WITNESS my hand and official seal.


<Stamped:
JOELL B. PSALTO                          /s/ Joell Psalto
NOTARY PUBLC - STATE of UTAH             ---------------------
711 SOUTH STATE STREET                    Notary Public
SALT LAKE CITY UT 84111                   State of Utan
COMM. EXP. 12-18-1999>
                                          My commission expires. 12/18/99